Exhibit 21

EXHIBIT 1

SUBSIDIARIES OF BALL CORPORATION (Public Reporting) (1)

December 31, 2023 (to be substituted)

The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage (2) Ownership Direct & Indirect

American Can (UK) Limited	England	100%
American Can Holdings (UK) Limited	England	100%
Archer Insurance Limited	Guernsey	100%
Assetsteady Limited	England	100%
AUK Holding Ltd.	United Kingdom	100%
Ball (France) Holdings S.A.S.	France	100%
Ball Advanced Aluminum Technologies Corp. (f/k/a Neuman USA Ltd.)	Delaware	100%
Ball Advanced Aluminum Technologies Holding Canada Inc. (f/k/a Neuman Holding Canada Inc.)	New Brunswick	100%
Ball Aerocan Operations S.a.r.l. (f/k/a Mendoza Investments S.a.r.l.; Name Change on 09/06/13)	Luxembourg	100%
Ball Aerosol Packaging Brasil Ltda.	Brazil	100%
Ball Aerosol Packaging CZ s.r.o. (f/k/a Ball Aerocan CZ s.r.o.)	Czech Republic	100%
Ball Aerosol Packaging Europe S.A.S. (f/k/a Ball Aerocan Europe S.A.S)	France	100%
Ball Aerosol Packaging France S.A.S (f/k/a Ball Aerocan France S.A.S.)	France	100%
Ball Aerosol Packaging India Private Limited (f/k/a Ball Aerocan India Private Limited)	India	100%
Ball Aerosol Packaging Mexico S.A. de C.V. (f/k/a Ball Aerocan Mexico S.A. de C.V.)	Mexico	100%
Ball Aerosol Packaging UK Limited (f/k/a Ball Aerocan UK Limited)	United Kingdom	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball Americas Holdings B.V.	The Netherlands	100%
Ball Asia Pacific (Yangon) Metal Container Limited	Myanmar	100%
Ball Asia Pacific Limited	Hong Kong	100%
Ball Asia Services Limited	Delaware	100%
Ball Beverage Can Americas Inc. (f/k/a Rexam Beverage Can Americas Inc.)	Delaware	100%
Ball Beverage Can Americas SA de CV	Mexico	100%
Ball Beverage Can South America Ltda. (f/k/a Rexam Beverage Can South America SA)	Brazil	100%
Ball Beverage Packaging (India) Private Limited (f/k/a Rexam Beverage Can (India) Private Limited)	India	100%
Ball Beverage Packaging Czech Republic sro (f/k/a Rexam Beverage Can Czech Republic sro)	Czech Republic	100%
Ball Beverage Packaging Egypt SAE	Egypt	100%
Ball Beverage Packaging Europe Limited (f/k/a Rexam Beverage Can Europe Limited)	England	100%
Ball Beverage Packaging Fosie AB (f/k/a Rexam Beverage Can Fosie AB)	Sweden	100%
Ball Beverage Packaging France SAS (f/k/a Rexam Beverage Can France SAS)	France	100%
Ball Beverage Packaging Fredericia A/S (f/k/a Rexam Beverage Can Fredericia A/S)	Denmark	100%
Ball Beverage Packaging Gelsenkirchen GmbH (f/k/a Rexam Beverage Can Gelsenkirchen GmbH)	Germany	100%
Ball Beverage Packaging Holding GmbH	Austria	100%
Ball Beverage Packaging Holdings UK Limited (f/k/a Rexam Beverage Can Holdings UK Limited)	England	100%
Ball Beverage Packaging Iberica SL (f/k/a Rexam Beverage Can Iberica SL)	Spain	100%
Ball Beverage Packaging Ireland Limited (f/k/a Rexam Beverage Can Ireland Limited)	Ireland	100%
Ball Beverage Packaging Italia SRL (f/k/a Rexam Beverage Can Italia SRL)	Italy	100%
Ball Beverage Packaging Ludesch GmbH (f/k/a Rexam Beverage Can Enzesfeld GmbH)	Austria	100%
Ball Beverage Packaging Mäntsälä Oy (f/k/a Rexam Beverage Can Mäntsälä Oy)	Finland	100%
Ball Beverage Packaging Oss BV (f/k/a Rexam Beverage Can Oss BV)	Netherlands	100%
Ball Beverage Packaging Recklinghausen GmbH (f/k/a Rexam Beverage Can Recklinghausen GmbH)	Germany	100%
Ball Beverage Packaging UK Limited (f/k/a Rexam Beverage Can UK Limited)	England	100%
Ball Beverage Packaging Widnau GmbH (f/k/a Rexam Beverage Can Widnau GmbH)	Switzerland	100%
Ball Beverage Turkey Paketleme Sanayi ve Ticaret AŞ (f/k/a Rexam Paketleme Sanayi ve Ticaret AŞ)	Turkey	100%
Ball BP Holding Company (f/k/a Rexam BP Holding Company)	Delaware	100%
Ball Canada Container Corp.	Nova Scotia	100%
Ball Chile S.A. (f/k/a Rexam Chile S.A.)	Chile	100%

Ball Company	United Kingdom	100%
Ball Container LLC	Delaware	100%
Ball Corporation	Indiana	100%
Ball Corporation (Nevada)	Nevada	100%
Ball Delaware Corporation (f/k/a Rexam Delaware Corporation)	Delaware	100%
Ball Delaware International Holdings Corp.	Delaware	100%
Ball do Brasil Ltda (f/k/a Rexam do Brasil Ltda)	Brazil	100%
Ball Embalagens Ltda.	Brazil	100%
Ball Envases de Aluminio S.A. (f/k/a Rexam Argentina S.A.)	Argentina	100%
Ball Envases Peru S.A.C.	Peru	100%
Ball Europe Limited	United Kingdom	100%
Ball European Holdings LLC.	Delaware	100%
Ball Foundation – not for profit	Colorado	100%
Ball Glass Containers, Inc.	Delaware	100%
Ball Global Business Services Corp.	Delaware	100%
Ball Global Business Services Europe and AMEA d.o.o. Beograd-Novi Beograd	Serbia	100%
Ball Global Services Americas S. de R.L. de C.V.	Mexico	100%
Ball Holdings LLC	Delaware	100%
Ball Holding LP	Scotland	100%
Ball Inc. (f/k/a Rexam Inc.)	Delaware	100%
Ball Industria e Comercio de Latas e Tampas Ltda (f/k/a Rexam Industria e Comercio de Latas e Tampas Ltda	Brazil	100%
Ball International Holdings II, LLC	Delaware	100%
Ball International Holdings LLC	Delaware	100%
Ball Luxembourg I S.a.r.l.	Luxembourg	100%
Ball Metal Beverage Container Corp.	Colorado	100%
Ball Metal Beverage Mexico Holdings B.V. (f/k/a Ball Saudi Arabia Holdings B.V.)	The Netherlands	100%
Ball Metal Beverage Mexico S. de R.L. de C.V. (f/k/a Ball Mexico Holdings Corp S del RL de C.V.)	Mexico	100%
Ball Metal Container Corporation	Indiana	100%
Ball Nacanco Netherlands BV	Netherlands	100%
Ball North America Investment Holdings LLC	Delaware	100%
Ball North America Investments LLC	Delaware	100%
Ball North America Operations LLC	Delaware	100%
Ball Packaging Europe Belgrade d.o.o.	Serbia	100%
Ball Packaging Europe France S.A.S. (f/k/a Ball Packaging Europe La Ciotat S.A.S. merged into Ball Packaging Europe Bierne S.A.S. on 7/31/12 thereafter name change to Ball Packaging Europe France S.A.S.)	France	100%
Ball Packaging Europe Holding B.V. (f/k/a Ball (The Netherlands) Holdings, B.V.)	The Netherlands	100%
Ball Packaging Europe Lublin Sp. z o.o.	Poland	100%
Ball Packaging Europe Metall GmbH (f/k/a Ball Packaging Europe Vorrats GmbH)	Germany	100%
Ball Packaging Products Canada Corp.	Nova Scotia	100%
Ball Packaging, LLC (f/k/a Ball Packaging Corp., f/k/a Ball Packaging Holdings Corp.)	Colorado	100%
Ball Pan-European Holdings, LLC (f/k/a Ball Pan-European Holdings, Inc.)	Delaware	100%
Ball Paraguay Sociedad Anomia	Paraguay	100%
Ball Pension Holdings GmbH	Germany	100%
Ball Southeast Asia Holdings (Singapore) PTE LTD. (f/k/a Sencroft Enterprises Pte Ltd.)	Singapore	100%
Ball Technologies Holdings Corp. (f/k/a Ball Aerospace Systems Group, Inc.)	Colorado	100%
Ball Topaz Environmental Intelligence, LLC	Delaware	100%
Ball Trading France S.A.S. (f/k/a Ball France Operations S.A.S.)	France	100%
Ball Trading Germany GmbH & Co. KG	Germany	100%
Ball UK Acquisition Limited	United Kingdom	100%
Ball UK Holdings Ltd	United Kingdom	100%
Ball UK Investments Limited	United Kingdom	100%
Ball United Arab Can Manufacturing Company - JV	Saudi Arabia	51%
Berkeley Nominees Limited	England	100%
BMB Real Estate Holdings, LLC	Delaware	100%
B-R Secretariat Limited	England	100%
Copal S.A.S. (majority owned by unrelated third party)	France	51%
Cope Allman Holdings Limited	England	100%
Cope Allman Packaging Group Limited	England	100%
Deister Handels & Beteiligungs GmbH	Germany	100%
Heekin Can, Inc.	Colorado	100%

John Dunhill & Co Limited	England	100%
KB Järnåldern 3	Sweden	100%
Knightsbridge Trustees Limited	England	100%
Latalog Logistica Ltda.	Brazil	100%
Latas De Aluminio Ball, Inc.	Delaware	100%
McCorquodale & Blades Trust Limited	England	100%
Nacanco Deutschland GmbH	Germany	100%
New Ball International Holdings LLC	Delaware	100%
PLM Septanus AB	Sweden	100%
recan (Fund)	Serbia	100%
Rexam (Jersey) Limited	Jersey	100%
Rexam AB	Sweden	100%
Rexam Beverage Can (India Holdings) Limited	England	100%
Rexam Beverage Can Berlin GmbH	Germany	100%
Rexam Beverage Can Company	Delaware	100%
Rexam Beverage Can Holdings BV	Netherlands	100%
Rexam Beverage Can SAS	France	100%
Rexam Beverage Packaging Holdings Limited	England	100%
Rexam Book Printing Limited	England	100%
Rexam C S Pension Trustees Limited	England	100%
Rexam European Holdings AB	Sweden	100%
Rexam European Holdings Limited	England	100%
Rexam Finance Company Limited	England	100%
Rexam Finance Germany Limited	England	100%
Rexam Finance Sweden Limited	England	100%
Rexam Foundation – not for profit	Delaware	100%
Rexam France SAS	France	100%
Rexam FW Limited	England	100%
Rexam Group Holdings Limited	England	100%
Rexam Holding GmbH	Germany	100%
Rexam Holdings AB	Sweden	100%
Rexam Holdings Germany AB	Sweden	100%
Rexam Jersey 2007 Limited	Jersey	100%
Rexam Limited (f/k/a Rexam PLC)	England	100%
Rexam Nederland Holdings BV	Netherlands	100%
Rexam Overseas Holdings Limited	England	100%
Rexam Pension Trustees Limited	England	100%
Rexam Plastic Containers Limited	England	100%
Rexam Property Developments Limited	England	100%
Rexam Property Holdings Limited	England	100%
Rexam UK Holdings Limited	England	100%
SCI le Marais	France	100%
The Renaissance Insurance Company	Vermont	100%
Topaz Intelligence, LLC	Delaware	100%
Topaz Intelligence Corporation	Delaware	100%
USC May Verpackungen Holding Inc.	Delaware	100%
Wise Champion Investments Limited	Hong Kong	100%

green=Joint Venture/Associates
red=in liquidation
blue=not for profit

(1)

In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as defined in Regulation S-X, Rule 1-02(w).

(2)	Represents the Registrant’s direct and/or indirect ownership in each of the subsidiaries’ voting capital share.

The following is a list of affiliates of BALL CORPORATION included in the financial statements under the equity or cost accounting methods:

Boomerang Water, LLC	Delaware	25.4%
Controladora Envases Universales Rexam SA – JV	Guatemala	50%
Envases del Istmo SA – JV	Panama	50%
Envases Universales Ball De Panama SA – JV	Panama	50%
Envases Universales Rexam de Centroamerica SA (trading company) – JV	Guatemala	50%
Lam Soon-Ball Yamamura - JV	Taiwan	8%
Mananalu, LLC	Delaware	49%
Prestadora de Servicios de Dentroamerica SA (employing company) - JV	Guatemala	50%
Rocky Mountain Metal Container, LLC	Colorado	50%
Sekopac d.o.o. (majority owned by unrelated third party)	Serbia	11%
Slopak (majority owned by unrelated third party)	Slovenia	0.77%
Supplying Demand, Inc. d/b/a Liquid Death	Delaware	0.3%
TBC-Ball Beverage Can Holdings Limited	Hong Kong	50%
TBC-Ball Beverage Can Vietnam Limited	Vietnam	50%
Thai Beverage Can Ltd. – JV	Thailand	7%